Fairchild Announces Organization Changes

SAN JOSE, Calif., Nov. 17, 2014 -- Fairchild (FCS), a leading global supplier of power semiconductors, announced management changes that streamline the company's reporting structure.

Fairchild has attracted the top talent in the industry to build an outstanding operations leadership team. Today the company announced that this team will report directly to Mark Thompson, Fairchild's chairman and CEO. Mr. Thompson will also assume the title of president as a result of the changes. Vijay Ullal, president and chief operating officer, has departed the company. The changes are effective immediately.

"I am pleased to announce these changes as Fairchild enters our next phase of innovation and product development," said Thompson. "These organization changes provide a seamless transition to the next phase of transformation within Fairchild and ensure continuity of leadership while providing new opportunities to a number of our top executives."

More than two years ago, Fairchild initiated an extensive restructuring of its supply chain, including a manufacturing footprint consolidation that is on schedule to be completed in 2015. The company also sought to upgrade its leadership team to accelerate operational improvement, one part of which was hiring Mr. Ullal.

"Mr. Ullal has made valuable contributions during his tenure, for which we are thankful," said Thompson. "During this period it also became increasingly clear that the company and Mr. Ullal had different perspectives about what constitutes effective, sustainable leadership, which ultimately led to his departure."

Special Note on Forward Looking Statements:

Some of the paragraphs above, including the one headed "Forward Guidance," contain forward-looking statements that are based on management's assumptions and expectations and involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: failure to maintain order rates at expected levels; failure to achieve expected savings from cost reduction actions or other adverse results from those actions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials at competitive prices; competitors' actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from lower tax jurisdictions to higher tax jurisdictions; regulatory risks and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild's web site at investor.fairchildsemi.com or the SEC's web site at www.sec.gov.

About Fairchild:

Fairchild has a rich history as a pioneer in the semiconductor industry and that pioneering spirit endures today. In an era where diversity can dilute focus and hamper innovation, we specialize in the development and manufacturing of a complete portfolio of low- to high-power solutions for the mobile, industrial, cloud, automotive, lighting, and computing industries. Fairchild is one of the most reliable partners in the industry, offering the shortest time from concept to silicon, expert FAEs for customer support, and a flexible, multi-source supply chain. Our vision is clear -- anticipate the power efficiencies demanded by tomorrow's electronic products and deliver an amazing design experience.

Delivering this vision is Fairchild's way of making the world a cleaner and a better place. We accomplish this via a deeply human-centric approach: engage our employees, and strive to delight all our customers with great products at a fair price. If you use a smart phone, drive a car, own a modern appliance, or enjoy film animation you have experienced the power of Fairchild. Fairchild is unique in its deployment of design thinking in conceiving and delivering these advanced products. Our foundation is our guiding principles, which recognizes the inseparability of engaged employees and delighted customers, and encourages our employees to simplify, challenge, explore, play, excel, respect, go fast, and be direct. Please contact us on the web at www.fairchildsemi.com.